UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2024

MGO Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41592	87-3929852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1515 SE 17th Street, Suite 121/#460236 Fort Lauderdale, Florida	33346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 913-3316

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	MGOL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 18, 2024, the Board of Directors of MGO Global Inc., a Delaware corporation (the “Company”), adopted the First Amendment (the “Amendment”) to the Amended and Restated Bylaws of the Company (the “Bylaws”). The changes to the Bylaws pursuant to the Amendment are effective as of November 18, 2024. In accordance with the Amendment, (i) Section 1 of Article IV of the Bylaws was amended to provide that the holders of 33 1/3 % of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation, and (ii) Section 3 of Article IV of the Bylaws was amended to provide that a stockholder may vote at a meeting of stockholders either (i) in person, or (ii) by proxy that is either in writing or filled in through electronic or telephonic means.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

3.1	First Amendment to Amended and Restated Bylaws of MGO Global Inc.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2024	MGO Global Inc.

	By:	/s/ Maximiliano Ojeda
	Name:	Maximiliano Ojeda
	Title:	Chief Executive Officer